Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Qumu Corporation

We consent to the use of our report dated March 15, 2019 with respect to the consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes, incorporated herein by reference, in the annual report on Form 10-K to be filed on March 9, 2021.

Our report refers to a change in the method of accounting for revenue.

/s/ KPMG LLP

Minneapolis, Minnesota
March 9, 2021